Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Completes Acquisition of Casual Footwear Brand HEYDUDE™
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BROOMFIELD, COLORADO — February 17, 2022 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for women, men, and children, announced it has completed its previously announced acquisition of HEYDUDE™, a privately-owned casual footwear brand. The closing is effective as of February 17, 2022.

The acquisition of HEYDUDE adds a second high-growth, highly profitable brand to the Crocs portfolio. We intend to leverage our global presence, innovative marketing and scale infrastructure to grow HEYDUDE and create significant shareholder value.

HEYDUDE is expected to be immediately accretive to our high revenue growth, industry-leading operating margins and earnings. HEYDUDE is expected to deliver revenues of approximately $700 to $750 million, including the period of time prior to the closing of the acquisition, and $620 to $670 million on a reported basis with consolidated financials beginning February 17, 2022.

Transaction Financing

The acquisition was funded by $2.05 billion in cash and 2,852,280 shares issued to HEYDUDE’s founder.

Concurrent with the transaction, we closed on a $2.0 billion Term Loan B that matures in 2029 and that will bear interest at SOFR (with a SOFR floor of 0.50%) plus 3.50%. In addition, we increased commitments under our Senior Revolving Credit Facility by $100.0 million to a total of $600.0 million and drew $50.0 million under the Senior Revolving Credit Facility to fund the balance of the cash consideration for the acquisition.

About Crocs, Inc.

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2022, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram, and Twitter.

About HEYDUDE™

HEYDUDE™ designs comfortable, versatile and accessible footwear and accessories. Founded in Italy in 2008, HEYDUDE puts tireless attention to detail and a passion for impeccable craftsmanship into every pair of HEYDUDE shoes. HEYDUDE believes its innovative, ultra-light comfort and casual yet versatile style are a winning combination. Please visit www.heydudeshoes.com or follow @heydudeshoes on Facebook and Instagram, and @heydudeshoesUSA on Twitter.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our plans, commitments, objectives, and expectations that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934.

These statements include, but are not limited to, statements regarding the acquisition of HEYDUDE and the timing and benefits thereof, Crocs’ strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio and our ability to create and deliver shareholder value. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for HEYDUDE and its products, including uncertainty of the expected financial performance of HEYDUDE and its products; the possibility that if Crocs does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Crocs’ shares could decline; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of the date of this press release. We do not undertake any obligation to update publicly any forward-looking statements, except as required by applicable law.

Category:Investors
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